UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

Strategic Hotels & Resorts, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On November 24, 2009, Strategic Hotels & Resorts, Inc. (the “Company”) entered into an amendment, dated as of November 24, 2009 (the “Amendment”), to the Rights Agreement, dated as of November 14, 2008 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company (the “Rights Agent”), as rights agent pursuant to the Rights Agreement.

Pursuant to the Amendment, the expiration date of the stockholder rights plan contemplated by the Rights Agreement was extended. Following the Amendment, the stockholder rights plan will continue in effect until November 30, 2012, unless the rights issued thereunder are earlier redeemed or amended by the Board of Directors of the Company.

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. A copy of the Rights Agreement as originally executed is attached as Exhibit 4.1 to the Current Report on Form 8-K of the Company dated November 19, 2008 and is incorporated herein by reference. The foregoing description of the Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement.

Item 3.03.	Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure

On November 25, 2009, the Company issued a press release which announced the Amendment referred to under Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of November 24, 2009, by and between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, amending the Rights Agreement, dated as of November 14, 2008.

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated November 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

Dated: November 25, 2009	By:	/S/ STEPHEN M. BRIGGS
	Name	Stephen M. Briggs
	Title:	Senior Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of November 24, 2009, by and between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, amending the Rights Agreement, dated as of November 14, 2008.

99.1	Press Release of Strategic Hotels & Resorts, Inc., dated November 25, 2009.